Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Peer Review Mediation and Arbitration, Inc. (the "Company"), hereby certify to such officers’ knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2008

/s/Willis Hale
Name: Willis Hale
Title: Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.